Exhibit 99.1

Ouster Exceeds Q3 2023 Revenue Guidance; Achieves Over $120 Million in

Annualized Cost Savings; Sets Financial Framework to Help Reach Profitability

Over $22 million in revenue and bookings of $38 million in the third quarter 2023

Achieved over $120 million in annualized cost savings, one quarter ahead of schedule

Announced targets for revenue growth, expanding gross margins, and additional cost management

SAN FRANCISCO, CA – Ouster, Inc. (NYSE: OUST) (“Ouster” or the “Company”), a leading provider of high-performance lidar sensors for the automotive, industrial, robotics, and smart infrastructure industries, announced today financial results for the three and nine months ended September 30, 20231.

Third Quarter 2023 Highlights

•	Over $22 million in revenue, up 15% quarter over quarter.

•	Booked[2] $38 million in business with new and existing customers, representing a book-to-bill ratio of 1.7x.

•	GAAP gross margins of 14%, compared to 1% in the second quarter of 2023.

•	Non-GAAP gross margins[3] of 33%, compared to 26% in the second quarter of 2023.

•	Shipped over 3,300 sensors for revenue in the third quarter, up 10% quarter over quarter.

•	Adjusted EBITDA[3] loss improved to $18 million, compared to a loss of $24 million in the second quarter of 2023.

•	Net loss of $35 million in the third quarter of 2023, compared to $123 million in the second quarter of 2023.[4]

•	Cash, cash equivalents, restricted cash, and short-term investments balance of $202 million as of September 30, 2023.

“Ouster continued to realize the benefits of our merger with Velodyne as we exceeded revenue guidance, maintained strong quarterly bookings, improved gross margins, and further reduced costs to bring spending below third quarter 2022 pre-merger levels,” said Ouster CEO Angus Pacala. “We are pleased with the traction of our software offerings and are making progress towards being a provider of complete digital lidar solutions. In addition, we are encouraged by the positive customer feedback on our solid-state automotive Digital Flash (DF) sensor. As we look to our new operating framework, we are taking major steps to achieve profitability.”

Ouster delivered sequentially higher gross margins in the third quarter of 2023, in line with its expectations for improvements during the second half of the year. Margin expansion was driven by higher revenues, a favorable mix shift in Ouster’s product portfolio, and lower manufacturing costs attributable to operational improvements. GAAP gross margins of 14% include certain expenses outside of ordinary operations associated with the consolidation of product lines and outsourced manufacturing of Velodyne products. Non-GAAP gross margins improved to 33%, a near-record level since becoming a public company. Management expects gross margins to improve further in the fourth quarter of 2023.

[1]

The comparative financial results for the three and nine months ended September 30, 2022 reflect only the results of standalone Ouster. The financial results for the nine months ended September 30, 2023 are composed of Ouster standalone performance through February 10, 2023 and combined performance of Ouster and Velodyne for the remainder of the period. The results for the three months ended September 30, 2023 and June 30, 2023 reflect the combined performance of Ouster and Velodyne.

[2]	Bookings represent binding contract orders entered during the period.
[3]

Adjusted EBITDA loss and non-GAAP gross margin are non-GAAP financial measures. See Non-GAAP Financial Measures for additional information and reconciliations of these measures to their respective most directly comparable financial measures calculated in accordance with U.S. GAAP.

[4]	Net loss includes goodwill impairment non-cash charges of $67 million in the second quarter 2023.

2023 Business Objective Updates

1.	Drive new business through targeted sales approach to deliver near-term growth

2.	Execute on the digital lidar roadmap for OS and DF series to expand serviceable market

3.	Develop a robust software ecosystem to accelerate lidar adoption

4.	Build a financially strong business to support long-term growth and deliver value to shareholders

Drive New Business: During the quarter, Ouster booked a multi-million dollar contract to supply REV7 sensors for use in a mapping application. REV7’s enhanced range, accuracy, and precision are expanding the addressable market by uncovering new opportunities within this sub-vertical. The Company also booked a significant contract to provide a complete lidar solution to a leading logistics company. This win leverages the breadth of Ouster’s REV7 sensor suite paired with its advanced Gemini Detect perception software platform.

Execute on Digital Product Roadmap: Ouster progressed on its solid-state DF product roadmap in the third quarter, including demos of its early B-samples with over a dozen OEMs and Tier 1s in Europe, North America, Korea and Japan. At only 40mm tall, these final form-factor DF sensors can detect 10% reflective objects at up to 200 meters range with camera-like resolution. With the upcoming Chronos powered DF sensor, Ouster expects 2024 to reflect the culmination of years of investing in building the end-state architecture for automotive lidar.

Develop Robust Software Ecosystem: Ouster achieved major software milestones in the third quarter, which are expected to accelerate product adoption and reflect growing demand for lidar-powered smart infrastructure solutions. This included completing the unification of Blue City and Ouster Gemini and adding new performance improving deep learning AI perception models. In addition, the Company booked software coupled sales worth millions of dollars, which will increase its software installed base to over 375 cumulative sites.

Build Financially Strong Business:

•

Cost savings: Ouster achieved annualized cost savings of over $120 million during the third quarter, baselined against the standalone cost structures of the two companies as of the third quarter 2022. Notably, this brings Ouster below the pre-merger spending levels it incurred as a standalone company during the third quarter of 2022.

•

Lowering cost of capital: Ouster closed on a new credit facility and repaid its existing term loan on October 25, 2023. This is expected to result in a significantly lower interest expense and increased financial and operational flexibility going forward.

•

Long-term financial framework: Ouster has set a financial framework focused on achieving 30-50% annual revenue growth, expanding gross margins to 35-40%, and maintaining operating expenses at or below third quarter 2023 levels. The Company expects to achieve meaningful progress against these goals over the next 18 months.

Fourth Quarter 2023 Outlook

For the fourth quarter of 2023, Ouster expects to achieve $23 million to $25 million in revenue.

Conference Call Information

Ouster will host a conference call and live webcast for analysts and investors at 5:00 p.m. ET today, November 9, 2023 to discuss its financial results and business outlook. To access the call, please register at https://conferencingportals.com/event/ERDXYEAl.

Upon registering, each participant will be provided with call details and a registrant ID. The webcast and related presentation materials will be accessible for at least 30 days on Ouster’s investor relations website at https://investors.ouster.com. A telephonic replay of the conference call will be available through November 23, 2023. To access the replay, please dial (800) 770-2030 from the U.S. or (647) 362-9199 from outside the U.S. and enter the conference ID number: 93428.

About Ouster

Ouster (NYSE: OUST) is a leading global provider of high-resolution scanning and solid-state digital lidar sensors, Velodyne Lidar sensors, and software solutions for the automotive, industrial, robotics, and smart infrastructure industries. Ouster is on a mission to build a safer and more sustainable future by offering affordable, high-performance sensors that drive mass adoption across a wide variety of applications. Ouster is headquartered in San Francisco, CA with offices in the Americas, Europe, Asia-Pacific, and the Middle East. For more information, visit www.ouster.com, or connect with us on Twitter or LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “may,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements, other than historical facts, including statements regarding Ouster’s revenue and gross margin guidance; anticipated new product launches and developments; its future results of operations, cash reserve and financial position; anticipated cost savings, including reductions in cost of capital; execution against the Company’s product roadmap and demand for products; the Company’s path to profitability and long-term financial framework; industry and business trends; its business objectives, plans, strategic partnerships, market growth; manufacturing transitions; benefits of the Company’s merger with Velodyne; and its competitive market position constitute forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to, risks related to Ouster’s limited operating history and history of losses; the negotiating power and product standards of its customers; fluctuations in its operating results; its ability to successfully integrate its business with Velodyne and achieve the anticipated benefits of the Velodyne merger; supply chain constraints and challenges; cancellation or postponement of contracts or unsuccessful implementations; the ability of its lidar technology roadmap and new software solutions to catalyze growth; the adoption of its products and the growth of the lidar market generally; Ouster’s ability to grow its sales and marketing organization; substantial research and development costs needed to develop and commercialize new products; the competitive environment in which Ouster operates;

selection of Ouster’s products for inclusion in target markets; Ouster’s future capital needs and ability to secure additional capital on favorable terms or at all; its ability to use tax attributes; Ouster’s dependence on key third party suppliers, in particular Benchmark Electronics, Inc., Fabrinet, and other suppliers; Ouster’s ability to maintain inventory and the risk of inventory write-downs; inaccurate forecasts of market growth; Ouster’s ability to manage growth and recognize anticipated cost savings; the creditworthiness of Ouster’s customers; risks related to acquisitions; risks related to international operations; risks of product delivery problems or defects; costs associated with product warranties; Ouster’s ability to maintain competitive average selling prices or high sales volumes or reduce product costs; conditions in its customers’ industries; Ouster’s ability to recruit and retain key personnel; Ouster’s ability to adequately protect and enforce its intellectual property rights, including as relates to Hesai Group; Ouster’s ability to effectively respond to evolving regulations and standards; risks related to operating as a public company; and other important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, that are further updated from time to time in the Company’s other filings with the SEC. Readers are urged to consider these factors carefully and in the totality of the circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.

In addition, see information below concerning non-GAAP financial measures.

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Ouster believes the non-GAAP measures of Non-GAAP Gross Profit, Non-GAAP Gross Margin and Adjusted EBITDA are useful in evaluating its operating performance. Ouster calculates Non-GAAP Gross Profit as gross profit (loss) excluding amortization of acquired intangibles, certain excess and obsolete expenses and losses on firm purchase commitments, and stock-based compensation expenses. Non-GAAP Gross Margin is calculated as Non-GAAP Gross Profit divided by revenues. Ouster calculates Adjusted EBITDA as net loss excluding interest expense (income), net, other expense (income), net, stock-based compensation expense, provision for income tax expense, goodwill impairment charges, amortization of acquired intangible assets, depreciation expenses, certain restructuring costs excluding stock-based compensation expenses, certain excess and obsolete expenses and losses on firm purchase commitments, certain litigation and litigation related expenses and merger and acquisition related expenses. Ouster believes that Non-GAAP Gross Profit, Non-GAAP Gross Margin, and Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and may be helpful in comparison with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

Contacts

For Investors

investors@ouster.io

For Media

press@ouster.io

OUSTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$75,585	$122,932
Restricted cash, current	540	257
Short-term investments	124,913	—
Accounts receivable, net	13,404	11,233
Inventory	26,474	19,533
Prepaid expenses and other current assets	11,971	8,543

Total current assets	252,887	162,498
Property and equipment, net	11,529	9,695
Operating lease, right-of-use assets	19,812	12,997
Unbilled receivable, long-term portion	7,583	—
Goodwill	—	51,152
Intangible assets, net	26,053	18,165
Restricted cash, non-current	1,090	1,089
Other non-current assets	2,877	541

Total assets	$321,831	$256,137

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,932	$8,798
Accrued and other current liabilities	35,793	17,071
Contract liabilities	10,776	402
Operating lease liability, current portion	7,078	3,221

Total current liabilities	61,579	29,492
Operating lease liability, long-term portion	20,376	13,400
Debt	40,422	39,574
Contract liabilities, long-term portion	3,914	342
Other non-current liabilities	1,493	1,710

Total liabilities	127,784	84,518

Commitments and contingencies
Stockholders’ equity:
Common stock	39	19
Additional paid-in capital	971,419	613,665
Accumulated deficit	(777,031)	(441,916)
Accumulated other comprehensive loss	(380)	(149)

Total stockholders’ equity	194,047	171,619

Total liabilities and stockholders’ equity	$321,831	$256,137

OUSTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$22,209	$11,204	$58,835	$30,091
Cost of revenue	19,116	7,488	55,932	21,002

Gross (loss) profit	3,093	3,716	2,903	9,089
Operating expenses:
Research and development	16,678	17,212	75,584	49,011
Sales and marketing	7,887	8,541	33,086	23,194
General and administrative	14,270	14,008	63,437	40,306
Goodwill impairment charges	—	—	166,675	—

Total operating expenses	38,835	39,761	338,782	112,511

Loss from operations	(35,742)	(36,045)	(335,879)	(103,422)
Other income (expense):
Interest income	2,495	733	6,459	1,231
Interest expense	(1,825)	(699)	(5,222)	(1,143)
Other income (expense), net	(13)	61	(124)	7,071

Total other income, net	657	95	1,113	7,159

Loss before income taxes	(35,085)	(35,950)	(334,766)	(96,263)
Provision for income tax expense	17	37	349	121

Net loss	$(35,102)	$(35,987)	$(335,115)	$(96,384)

Other comprehensive loss
Changes in unrealized gain (loss) on available for sale securities	$63	$—	$40	$—
Foreign currency translation adjustments	$(213)	$(87)	$(271)	$(88)

Total comprehensive loss	$(35,252)	$(36,074)	$(335,346)	$(96,559)

Net loss per common share, basic and diluted	$(0.89)	$(1.98)	$(9.39)	$(5.48)
Weighted-average shares used to compute basic and diluted net loss per share	39,228,118	18,136,135	35,670,408	17,576,509

OUSTER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(335,115)	$(96,384)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment charges	166,675	—
Depreciation and amortization	14,290	7,070
Loss on write-off of construction in progress and right-of-use asset impairment	1,423	—
Gain on lease termination	(807)	—
Stock-based compensation	46,618	25,324
Reduction of revenue related to stock warrant issued to customer	288	—
Amortization of right-of-use asset	3,268	2,075
Interest expense	1,112	290
Amortization of debt issuance costs and debt discount	190	104
Accretion or amortization on short-term investments	(3,303)	—
Change in fair value of warrant liabilities	(67)	(7,350)
Inventory write-downs and purchase commitment losses	8,223	894
Provision for doubtful accounts	1,015	9
Loss/(Gain) from disposal of property and equipment	(248)	(100)
Changes in operating assets and liabilities, net of acquisition effects:
Accounts receivable	4,498	(69)
Inventory	(4,474)	(14,249)
Prepaid expenses and other assets	676	(1,540)
Accounts payable	(4,112)	3,225
Accrued and other liabilities	(10,229)	(158)
Contract liabilities	410	—
Operating lease liability	(4,034)	(2,431)

Net cash used in operating activities	(113,703)	(83,290)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	560	275
Purchases of property and equipment	(2,633)	(2,353)
Purchase of short-term investments	(82,021)	—
Proceeds from sales of short-term investments	115,481	—
Cash and cash equivalents acquired in the Velodyne Merger	32,137	—

Net cash provided by (used in) investing activities	63,524	(2,078)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of common stock	—	(46)
Proceeds from ESPP purchase	310	—
Proceeds from exercise of stock options	243	398
Proceeds from borrowings, net of debt discount and issuance costs	—	19,077
Proceeds from the issuance of common stock under at-the-market offering, net of commissions and fees	2,936	16,322
At-the-market offering costs for the issuance of common stock	(104)	(278)
Taxes paid related to net share settlement of restricted stock units	—	(59)

Net cash provided by financing activities	3,385	35,414

Effect of exchange rates on cash and cash equivalents	(269)	(175)

Net decrease in cash, cash equivalents and restricted cash	(47,063)	(50,129)
Cash, cash equivalents and restricted cash at beginning of period	124,278	184,656

Cash, cash equivalents and restricted cash at end of period	$77,215	$134,527

OUSTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2023	2022	2023	2022	2023
GAAP net loss	$(35,102)	$(35,987)	$(335,115)	$(96,384)	$(122,733)
Interest income, net	(670)	(34)	(1,237)	(88)	(517)
Other expense (income), net	13	(61)	124	(7,071)	165
Stock-based compensation(1)	8,372	8,455	46,618	25,324	16,466
Provision for income tax expense	17	37	349	121	50
Goodwill impairment charge	—	—	166,675	—	67,266
Restructuring costs, excluding stock-based compensation expense	—	—	15,977	—	3,342
Excess and obsolete expenses and loss on firm purchase commitments	3,187	—	10,567	—	3,750
Amortization of acquired intangibles(2)	1,759	1,122	4,972	3,366	1,702
Depreciation expenses(2)	1,739	1,210	9,132	3,705	2,744
Litigation expenses(3)	3,536	1,123	7,437	1,715	3,364
Merger and acquisition related expenses(4)	—	—	6,058	—	—
Gain on lease termination and other items	(1,256)	—	(1,256)	—	—

Adjusted EBITDA	$(18,405)	$(24,135)	$(69,699)	$(69,312)	$(24,401)

(1) Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2023	2022	2023	2022	2023
Cost of revenue	$570	$207	$1,998	$570	$654
Research and development	4,056	3,681	19,765	11,248	8,204
Sales and marketing	1,345	1,913	7,726	5,276	3,500
General and administrative	2,401	2,654	17,129	8,230	4,108

Total stock-based compensation	$8,372	$8,455	$46,618	$25,324	$16,466

(2) Includes depreciation and amortization expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2023	2022	2023	2022	2023
Cost of revenue	$1,155	$227	$4,678	$820	$1,772
Research and development	741	889	4,596	2,600	892
Sales and marketing	250	75	690	225	258
General and administrative	1,352	1,140	4,139	3,426	1,524

Total depreciation and amortization expense	$3,498	$2,331	$14,103	$7,071	$4,446

(3) Litigation expenses and litigation-related expenses outside of the Company’s ordinary business operations
(4) Merger and acquisition related expenses represent transaction costs for the Velodyne Merger which include legal and accounting professional service fees

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2023	2022	2023	2022	2023
Gross profit (loss) on GAAP basis	$3,093	$3,716	$2,903	$9,089	$186
Stock-based compensation	570	207	1,998	570	654
Amortization of acquired intangible assets	467	—	1,127	—	412
Excess and obsolete expenses and loss on firm purchase commitments	3,187	—	10,567	—	3,750

Gross profit on non-GAAP basis	$7,316	$3,923	$16,595	$9,659	$5,002

Gross margin on GAAP basis	14%	33%	5%	30%	1%
Gross margin on non-GAAP basis	33%	35%	28%	32%	26%

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